OPTION  AGREEMENT,  granted  April 1,  1997,  between  SPICE
ENTERTAINMENT COMPANIES, INC. (hereinafter called the "Company"), and J. ROGER FAHERTY (hereinafter called the "Optionee").

         The Company and the Optionee have amended Optionee's employment agreement dated June 1, 1992 as previously amended (the "Employment Agreement") eliminating Optionee's entitlement to automatic grant of options each year of Optionee's employment beginning 1998. The Optionee hereby is granted in consideration of such amendment and in lieu of such automatic option, the right to purchase four hundred thousand (400,000) shares of its commons stock, par value $.01 per share (hereinafter called the "Common Shares").

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Option. In consideration of the foregoing, the Company hereby grants Optionee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of four hundred thousand (400,000) Common Shares on the terms and conditions herein set forth.

         2. Exercise Price. The purchase price of the Common Shares subject to the Option shall be two dollars and twelve and one half cents($2.125) per share, the fair market value of such Common Shares as determined on the date hereof.

         3. Limitation of Exercisability of Options. The Option shall be exercisable as follows:

                  (a)      100,000 Options shall be exercisable immediately.

                  (b) 150,000  Options shall be  exercisable  on the earlier of:
(i) when the market price of the Company's common stock shall be $4.00, (ii) the Company has EBITDA of $7,300,000 for 1997 as reflected in the Company's audited statement or (iii) in six years from the date of grant if the Optionee is still employed as an officer by the Company or an affiliate thereof. If the principal market for the Company's common stock is a national exchange or The Nasdaq National Market, market price shall mean the average of the last sale prices of such common stock for twenty (20) consecutive trading days. If the principal market for the Company's common stock is not a national exchange or The Nasdaq National Market, market price shall mean the average of the closing bid prices of such common stock for twenty (20) consecutive trading days.

                  (c) 150,000 Options shall be exercisable on the earlier of (I) satisfaction of upon such conditions as shall be reasonably determined by the Board of Directors and the Optionee after the completion of the Company's budget for 1998 or (ii) in six years from the date of grant if the Optionee is still employed as an officer by the Company or an affiliate thereof.

                  (d) If the criteria in either paragraph (a) or (b) have not been met, then the board shall set forth new criteria for subsequent periods consistent with the goals set forth in such paragraph (b) or (c).

                  (e) Any dispute relating to such determination shall be settled by arbitration pursuant to Section 11(a), (c) and (d) of the Employment Agreement with such provision surviving termination of such agreement.

         In the event that there is a "Change in Control" as defined in the Employment Agreement (provided that the percentage change applicable shall be fifteen percent (15%) and not twenty-five percent (25%)) or if the Employment Agreement is terminated for any reason other than cause, all of the Common Shares covered hereby shall be immediately exercisable.

         4. Expiration of Option. The Option shall not be exercisable after April 1, 2007.

         5. No Rights as Shareholder. The Optionee shall have none of the rights of a stockholder with respect to any of the Common Shares subject to the Option until such shares shall be issue to him upon the exercise of the Option.

         6.       Adjustments Upon Changes in Capitalization.

                  (a) In the event that prior to the exercise of the Option in full, the outstanding common stock of the Company is changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or the like, an appropriate adjustment shall be made by the Board of Directors in the number of shares and option price per share subject to the unexercised portion of the Option. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the Optionee shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his Option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive had Optionee been a holder of the number of Common Shares covered by his Option immediate prior to such event;

                  (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

         7.       Method of Exercise of Option.

                  a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal office, presently located at 536 Broadway, New York, NY 10012, attention of the Secretary. Such notice shall state the election to exercise the Option and the number of Common Shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option and shall either be accompanied by payment in full, by check payable to the order of the Company, of the purchase price of said shares in which event the Company shall deliver a certificate or certificates representing said shares as soon as practicable after the notice shall be received by the Company. The certificate or certificates for the Common Shares as to which the option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option.

                  (b) In lieu of cash payment, with the consent of the Board of Directors, the Optionee may elect to deliver either (i) a bank or certified check equal to the aggregate par value of the Common Shares being purchased with the balance of the purchase price therefore being paid in the form a Note for such amount as approved by the Board or (ii) shares of the Company's common stock owned by the Optionee having a fair market value (determined in the sole discretion of the Board of Directors) equal to such purchase price. The Option shall be deemed to have been exercised with respect to any particular Common Shares if, and only if, the preceding provisions of this Section 7 and the provisions of Section 8 hereof shall have been complied with, in which event the Option shall be deemed to have been exercised.

          8. Registration Rights. Optionee (including any successor or assign shall have the registration rights set forth in Section 8(b) and 8(c)
of the Employment   Agreement.   Such  provisions  shall  survive  termination
of  the Employment Agreement for any reason.

         9.       Restrictions on Issuance.

                  (a) Unless prior to the exercise of the Option the Common Shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option of the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with said Act.

                  (b) The Company shall be not obligated to issue and deliver any Common Shares until they have been listed on each securities exchange on which Common shares may then be listed nor until there has been a qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

                  (c) The Common Shares issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:

         THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

         10. Company Obligation. The Company shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of shares by the Company pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which in the opinion of counsel for the Company shall be applicable thereto.

         11. Transferability of Option. The Option shall be transferable. More particularly, but without limiting the generality of the foregoing, the Option may be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise).

         12. Definition of Certain Terms. As used herein, the Optionee shall include the individual named Optionee, as well as any successor or assignees.

         13. Governing Law. This Option Agreement shall be construed in accordance with and governed by the laws of the State of New York.

         14. Conflict. In the event of any conflict between the Plan and the Option, the terms of the Plan shall take precedence.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has hereunto set his hand and seal, all on the day and year first above written.

SPICE ENTERTAINMENT COMPANIES, INC.

                                         ATTEST:
By: /s/ Steve Saril                       /s/ Daniel J. Barsky
________________________________         ________________________________
Name:  Steve Saril                       Name:  Daniel J. Barsky
Title:                                   Title: Senior Vice President
                                                and General Counsel

AGREED TO AND ACCEPTED:

/s/ J. Roger Faherty
________________________________
J. Roger Faherty, Optionee